Exhibit 99.1

V Media Corporation Announces First Quarter Fiscal Year 2013 Financial Results

DALIAN, China, November 15, 2012— V Media Corporation (OTCBB: CMDI) (the “Company”), China’s fast-growing advertising media company with current outdoor media network located in Dalian, Shenyang, Tianjin, Beijing, Shanghai and New York, today announced its financial results for the fiscal year 2013 first quarter ended September 30, 2012.

Financial Highlights for the First Quarter Ended September 30, 2012
•	Total revenue for the first quarter fiscal year 2013 was $5.5 million, increased 20.1% compared with the first quarter fiscal year 2012
•	Gross profit decreased 65.7% to $0.8 million with a corresponding gross margin of 15.2%
•	Net loss attributable to the Company was $1.4 million, decreased 262.8% compared with the same period prior year

Mr. James Wang, Chairman and Chief Executive Officer of V Media, stated, “During our first quarter fiscal year 2013, our overall revenue resumed the growth trend which increased 20.1% year-over-year, however, we still see an extended cut backs on branding budgets as a result of macroeconomic uncertainties. Affected by macroeconomic uncertainty, we have been focusing on client diversification and cross selling among different advertising platforms. Going forward we intend to increase our sales effort to improve the utilization rate of our platforms and cost cutting to improve our profit margin.

Summary Financials for 2013 fiscal Year first quarter Ended September 30, 2012:

Fiscal First Quarter Financials (USD)
Three months ended September 30,	2012	2011	CHANGE
Revenue	$5.5 million	$4.6 million	20.1%
Gross Profit	$0.8 million	$2.4 million	-65.7%
Gross Profit Margin	15.2%	53.4%	-71.5%
Net Income	$-1.4 million	$0.9 million	-262.8%
EPS*	$-0.05	$0.03	-262.8%
* Based on 27.6 million shares outstanding

Financial Results for the 2013 Fiscal Year First Quarter Ended September 30, 2012
Revenue for the 2013 fiscal year first quarter ended September 30, 2012 totaled $5.5 million, an increase of 20.1% compared to $4.6 million for the same period in 2011. Revenue from outdoor billboard advertising platform which accounted for 36.1% of total revenue during the 2013 fiscal year first quarter, increased  16.2% compared with same period the prior year. Outdoor billboards accounted for 36.1% of total revenue in our first quarter fiscal year 2013 and have presented great growth opportunities for the Company. The outdoor billboard platform is established in Dalian, Shenyang, Tianjin, Beijing , Shanghai and New York and going forward the Company will continue to establish their presence in these markets. Revenue in Dalian, which accounted for 78.7% of total revenue, increased by 7.6% to $4.3 million for the 2013 fiscal year first quarter as compare to $4.0 million for the 2012 fiscal year first quarter.

Street fixture and display networks revenue (generated from Dalian and Shenyang market) increased 71.3% year-over-year, city transit system display networks increased 17.3% and city navigator decreased 80.2%, both of which are generated solely from Dalian market. Geographically for the 2013 fiscal year first quarter, revenue in Dalian, Shanghai, Shenyang, Tianjin and Beijing accounted for 78.7%, 3.8%, 2.3%, 2.2% and 12.9% of total revenue. These results compare to 87.9%, 3.8%, 5.8%, 2.4% and 0% for the 2012 fiscal year first quarter.

As of September 30, 2012, V Media has installed 52 “City Navigator” units across the Dalian urban area, 3 mega-screen (126 square meters to 400 square meters or 1,356 square feet to 4,306 square feet) LED screens and 8 metal billboards in Dalian, 1 mega-screen (88 square meters or 947 square feet) LED screen in the business district in Shenyang, 1 indoor LED screen (22 square meters or 237 square feet) in Tianjin Railway Station and 5 outdoor billboards in Shanghai. For other platforms, the number of bus shelters and taxi stops increased to 790, the number of buses that carry mobile advertisements is 336 and specifically the number of mobile displays through Dalian metro-trains increased to 32.

2013 Fiscal Year First Quarter Revenue Breakdown by Advertising Platform (USD)
Period ended September 30,	2012	2011	CHANGE
Street Fixture and Display Network % of Sales Gross Profit Margin %	$2.2 million 39.8% 35.5%	$1.3 million 27.9% 55.9%	71.3%
City Transit System Display Network % of Sales Gross Profit Margin %	$1.1 million 19.7% 22.9%	$0.9 million 20.2% 58.2%	17.3%
Outdoor Billboards % of Sales Gross Profit Margin %	$2.0 million 36.1% 28.8%	$1.7 million 37.4% 48.8%	16.2%
City Navigator % of Sales Gross Profit Margin %	$0.1 million 1.9% -5.0%	$0.5 million 11.7% 69.9%	-80.2%
Other Services Income % of Sales Gross Profit Margin %	$0.1 million 2.5% 75.3%	$0.1 million 2.9% -10.3%	-2.2%
Total Sales	$5.5 million	$4.6 million	20.1%

Cost of sales for the three months ended September 30, 2012 totaled $4.6 million or 84.8% of revenue, an increase of 118.7% compared to $2.1 million or 46.6% of revenue for the three months ended September 30, 2011. The increase in cost of revenue was primarily attributable to increased depreciation of advertising equipment, labor and raw material cost, and the cost of lease expense for approximately $1.7 million related to billboards.

Gross profit for the three months ended September 30, 2012 totaled $0.8 million, a decrease of 65.7% compared to $2.4 million for the three months ended September 30, 2011. The decrease in gross profit was primarily attributable to the cost increase. Gross profit margin was 15.2% and 53.4% for the three months ended September 30, 2012 and 2011, respectively.  The decrease in gross profit margin during the first quarter 2013 fiscal year as compared to the 2012 fiscal year was mainly due to (1) the increased cost revenue which was mainly caused by increased depreciation expense of advertising equipment and increase in overhead due to the higher labor cost and raw material cost, (2) cost of Times Square LED of about $1.4 million in current quarter. As a result, our gross profit margin was lower than the level we normally would expect. We intend to increase our sales effort to improve the utilization rate of our platforms in the coming quarters to improve our gross profit margin, and we expect to have a margin recovery as the new market gains sales momentum.

Selling, general and administrative expenses, which primarily consist of salaries of sales personnel, commissions for sales representatives, rent expenses and related administrative expenses, totaled $1.8 million and $0.9 million for the three months ended September 30, 2012 and 2011, respectively, an increase of $0.9 million or 98.1%.  Along with increase in our payroll and administrative costs, the increase in our operating expenses was mainly due to increased selling and promotional expenses so as to improve market awareness in both existing and new markets, and other costs related to supporting our sales force as the overall advertising market became more competitive.

Net loss attributable to V Media Corp. for the first quarter ended September 30, 2012 totaled $1.4 million, a decrease of 262.8% as compared to net income $0.9 million for the first quarter ended September 30, 2011. Basic and diluted earnings per share for the first quarter ended September 30, 2012 were -$0.05 based on 27.6 million basic and diluted shares versus basic and diluted earnings per share of $0.03 for the first quarter ended September 30, 2011 based on 27.6 million basic and diluted shares outstanding.

Liquidity and Capital Resources
As of September 30, 2012, V Media had approximately $0.9 million in cash and cash equivalents or $0.03 per share. As of September 30, 2012, total current assets and total assets were $14.6 million and $44.2 million, respectively. During the same period, total current liabilities and total liabilities were $25.3 million and $25.5 million, respectively. Shareholder’s equity decreased 5% to $18.7 million for the first quarter ended September 30, 2012, compared to $19.7 million for the first quarter ended September 30, 2011.

About V Media Corporation
Founded in September 2000, Dalian Vastitude Media Group Co., Ltd., now known as V Media Corporation, is headquartered in Dalian, the commercial center of Northeastern China. The company owns and operates the city's largest outdoor media network encompassing over 600 bus shelters furnished with billboards and displays; 130 taxi stops with displays; and 18 large-size billboards, including 3 large-size LED displays at major traffic conjunctions. The company also furnishes more than 400 buses with advertising posters and 32 metro-trains throughout Dalian Metro Lines. V Media provides comprehensive adverting services from art design to ad publishing, from daily maintenance to technical upgrading. Launched in Dalian in 2009, V Media's proprietary LED multimedia display network, City Navigator®, is one of the country's first web-based outdoor advertising networks. For more information, please visit www.gywj.cn.

Forward-Looking Statements
This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are "forward-looking statements", including statements regarding the Company's ability to meet its obligations under its various contracts; the timeliness of payments and other economic benefits the Company expects to receive under such contracts; and the Company's ability to maintain its customer relationships and to maintain its ability to pursue its commercial objectives. In addition, the Company’s operations are conducted in the PRC and, accordingly, are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe such as risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company's results may be adversely affected by changes in the political and social conditions in the PRC and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Company Contact:
Rita Jiang
Executive Vice President of Finance
646-691-5047
Rita.jiang@gmail.com
www.gywj.cn

 V MEDIA CORP. AND SUBSIDIARIES
 (FORMERLY CHINA NEW MEDIA CORPORTATION)
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
 (IN US DOLLARS)

	As of September 30	As of June 30
	2012	2012

ASSETS

Current assets
Cash and cash equivalents	$880,338	$1,526,604
Restricted cash	2,980,302	-
Accounts receivable, net of allowance $606,737 and $ 488,723	5,560,984	4,960,911
Advance to suppliers	779,449	413,883
Loans receivable	2,570,762	2,099,493
Other current assets	1,173,000	113,129
Deferred tax assets	645,344	396,961
Total current assets	14,590,179	9,510,981

Property, equipment and construction in progress, net	23,381,559	23,204,841

Other assets
Billboards use right, net	4,044,832	4,798,745
Security deposits	2,091,643	2,043,750
Equity investment	76,814	82,572
Total other assets	6,213,289	6,925,067

Total Assets	$44,185,027	$39,640,889

LIABILITIES AND EQUITY

Current liabilities
Short term loans	$12,059,118	$11,035,314
Current portion of long term loan	606,689	590,370
Accounts payable	1,936,356	2,274,736
Notes payable	3,862,736	-
Other payables	2,445,486	1,902,658
Accrued expenses	21,533	21,533
Deferred revenues	3,581,558	2,649,472
Taxes payable	468,082	507,145
Due to related parties	276,626	594,774
Total current liabilities	25,258,184	19,576,002

Long term loan-non current portion	211,497	363,060

Total Liabilities	25,469,681	19,939,062

Commitments and contingencies

Equity
Series A Preferred Stock, $0.0001 par value, 20,000,000 shares authorized,
1,000,000 shares issued and outstanding	100	100
Common stock, $0.0001 Par value; 80,000,000 shares authorized;
27,590,701 shares issued and outstanding	2,759	2,759
Additional paid-in-capital	6,820,820	6,820,820
Accumulated other comprehensive income	913,441	786,806
Retained earnings	9,370,267	10,774,956
Total V Media Corp. equity	17,107,387	18,385,441
Noncontrolling interest	1,607,959	1,316,386
Total equity	18,715,346	19,701,827

Total Liabilities and Equity	$44,185,027	$39,640,889

 V MEDIA CORP. AND SUBSIDIARIES
 (FORMERLY CHINA NEW MEDIA CORPORTATION)
 UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
 (IN US DOLLARS)

	For the three months ended September 30,
	2012	2011

Revenues	$5,480,963	$4,562,159

Cost of revenue	(4,645,696)	(2,124,066)

Gross profit	835,267	2,438,093

Selling, general and administrative expenses	(1,834,803)	(926,290)

Income (loss) from operations	(999,536)	1,511,803

Other income (expenses):
Interest income	718	1,693
Interest expense	(281,353)	(232,866)
Loss from equity investment	(6,575)	-
Subsidy income	41,224	-
Other expenses	(11,433)	(19,890)

Total other income (expense)	(257,419)	(251,063)

Income (loss) before income taxes	(1,256,955)	1,260,740

Income tax provision (benefit)
Current	180,058	372,436
Deferred	(261,185)	(17,056)
Total income tax provision (benefit)	(81,127)	355,380

Net income (loss)	(1,175,828)	905,360

Less: net income (loss) attribute to the noncontrolling interest	228,861	42,442

Net income (loss) attributable to V Media Corp.	$(1,404,689)	$862,918

Net income (loss)	(1,175,828)	905,360

Other comprehensive income
Foreign currency translation adjustments	143,695	188,181

Comprehensive income (loss)	(1,032,133)	1,093,541

Less: comprehensive income (loss) attributed to the noncontrolling interest	245,921	54,943

Comprehensive income (loss) attributable to V Media Corp.	$(1,278,054)	$1,038,598

Earnings (loss) per share
Basic and diluted	$(0.05)	$0.03
Weighted average number of common shares
Basic and diluted	27,550,701	27,550,701

 V MEDIA CORP. AND SUBSIDIARIES
 (FORMERLY CHINA NEW MEDIA CORPORTATION)
 UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (IN US DOLLARS)

	For the three months ended September 30,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(1,175,828)	$905,360
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation and amortization	1,940,606	914,524
Amortization of stock based compensation expense	-	7,988
Loss from equity investment	6,575	-
Provision for doubful accounts	111,578	-
Deferred tax benefit	(241,554)	(17,056)
Changes in operating assets and liabilities
Accounts receivable	(652,603)	(1,021,918)
Other current assets	(1,047,536)	15,006
Security deposit	(25,660)	38,763
Advance to suppliers	(357,326)	127,050
Accounts payable	(359,011)	152,503
Other payables	463,552	389,234
Accrued expenses	-	(365,904)
Deferred revenues	894,127	524,133
Taxes payable	(44,044)	116,100

Net cash provided by (used in) operating activities	(487,124)	1,785,783

CASH FLOWS FROM INVESTING ACTIVITIES:
Loan to third party	(443,998)	-
Repayment of loans from third party	-	59,687
Acquisition of billboards use rights	(501,412)	(486,223)
Purchase of property and equipment	(570,321)	(1,681,830)

Net cash used in investing activities	(1,515,731)	(2,108,366)

CASH FLOWS FROM FINANCING ACTIVITIES:
Restricted cash	(2,949,001)	(46,752)
Net proceeds from capital contributions	45,652	-
Proceeds from short-term bank loans	3,589,185	280,514
Repayment of short-term bank loans	(2,172,401)	(1,090,886)
Net Proceeds from bank acceptance notes payable	3,822,167	-
Proceeds (repayment) from related party loans	(322,004)	38,960
Payment of loan to unrelated parties	(521,061)	-
Repayment of long-term bank loans	(143,961)	-

Net cash provided by (used in) financing activities	1,348,575	(818,164)

EFFECT OF EXCHANGE RATE CHANGE ON
CASH AND CASH EQUIVALENTS	8,014	16,500

NET DECREASE IN CASH AND CASH EQUIVALENTS	(646,266)	(1,124,247)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,526,604	1,808,880

CASH AND CASH EQUIVALENTS, END OF PERIOD	$880,338	$684,633

SUPPLEMENTAL CASH FLOW DISCLOSURES
Income taxes paid	$57,369	$223,817
Interest paid	$262,402	$232,820